Exhibit 99.3

             June 30, 2006 Selected Financial Data of the Registrant


                      MONTPELIER RE HOLDINGS LTD.
                 SUMMARY CONSOLIDATED BALANCE SHEETS
            (millions, except share and per share amounts)

                                                As at        As at
                                              June 30,    December 31,
                                                 2006         2005
                                             (unaudited)
                                             ------------ ------------
Assets

Investments and cash:
Fixed maturities, at fair value              $ 2,653.1    $ 2,307.1
Equity investments, at fair value                169.7        113.7
Other investments, at estimated fair value        36.2         31.5
Cash and cash equivalents                        205.6        450.1
                                             ----------   ----------

Total investments and cash                     3,064.6      2,902.4

Unearned premium ceded                            80.4         83.8
Premiums receivable                              390.4        270.9
Investment trades pending                            -          4.7
Securities lending collateral                    268.0        315.6
Funds withheld                                     2.1          1.5
Deferred acquisition costs                        55.7         53.4
Reinsurance receivable on paid losses             33.9         55.6
Reinsurance recoverable on unpaid losses         232.1        305.7
Accrued investment income                         24.6         22.1
Other assets                                      12.5         44.0
                                             ----------   ----------

Total Assets                                 $ 4,164.3    $ 4,059.7
                                             ==========   ==========

Liabilities

Loss and loss adjustment expense reserves      1,448.9      1,781.9
Unearned premium                                 394.3        262.8
Reinsurance balances payable                     170.8        205.1
Investment trades pending                         32.4            -
Securities lending payable                       268.0        315.6
Debt                                             352.2        249.1
Accounts payable, accrued expenses and other
 liabilities                                      19.6         16.4
Dividends payable                                  8.7          7.2
                                             ----------   ----------

 Total Liabilities                           $ 2,694.9    $ 2,838.1
                                             ----------   ----------

Minority Interest - Blue Ocean preferred
 shares                                           58.0         54.2
Minority Interest - Blue Ocean common shares     155.9        109.7
                                             ----------   ----------
 Total Minority Interest                         213.9        163.9
                                             ----------   ----------

Shareholders' Equity
Common voting shares and additional paid-in
 capital                                       1,817.1      1,715.1
Accumulated other comprehensive income (loss)      5.2         (9.1)
Retained deficit                                (566.8)      (648.3)
                                             ----------   ----------

 Total Shareholders' Equity                    1,255.5      1,057.7
                                             ----------   ----------

Total Liabilities, Minority Interest and
 Shareholders' Equity                        $ 4,164.3    $ 4,059.7
                                             ==========   ==========


Common voting shares outstanding (000's)       107,876 sh    89,178 sh
Common voting and common equivalent shares
 outstanding (000's)                           108,354       96,360

Book value per share:

 Basic book value per common voting share    $   13.07    $   11.86
                                             ==========   ==========
 Fully converted book value per common
  voting and common equivalent share         $   13.00    $   11.86
                                             ==========   ==========



                     MONTPELIER RE HOLDINGS LTD.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                            (unaudited)
                 (millions, except per share amounts)

                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

Underwriting revenues

Gross premiums written         $  296.2  $  275.6  $  521.1  $  581.9
Reinsurance premiums ceded        (24.3)    (44.0)   (103.5)    (70.9)
                               --------- --------- --------- ---------
Net premiums written              271.9     231.6     417.6     511.0

Gross premiums earned             192.4     244.3     389.6     440.9
Ceded reinsurance premiums
 earned                           (41.1)    (17.2)   (106.9)    (33.3)
                                --------  --------  --------  --------
Net premiums earned               151.3     227.1     282.7     407.6

Loss and loss adjustment
 expenses                          65.4      81.5     116.3     161.0
Acquisition costs                  29.9      49.9      63.8      87.3
General and administrative
 expenses                          15.0      15.2      29.7      30.4

                               --------- --------- --------- ---------
Underwriting income                41.0      80.5      72.9     128.9
                               --------- --------- --------- ---------

Net investment income              30.4      19.1      59.2      40.5
Financing expense                  (7.0)     (4.0)    (14.1)     (8.3)
Other expense                      (0.4)        -      (5.0)        -
Minority interest                 (10.5)        -     (13.4)        -

                               --------- --------- --------- ---------
Operating income ( 1)              53.5      95.6      99.6     161.1
                               --------- --------- --------- ---------

Net realized gains (losses)         4.1      13.1      (2.2)     22.1


                               --------- --------- --------- ---------
Net income                     $   57.6  $  108.7  $   97.4  $  183.2
                               --------- --------- --------- ---------

Other comprehensive income
 (loss) items                       5.6       1.9      14.3     (36.6)

                               --------- --------- --------- ---------
Comprehensive income           $   63.2  $  110.6  $  111.7  $  146.6
                               ========= ========= ========= =========


Earnings per share:

 Basic earnings per share      $   0.63  $   1.72  $   1.08  $   2.91
 Diluted earnings per share    $   0.63  $   1.62  $   1.07  $   2.73

 Diluted operating income per
  share (1)                    $   0.58  $   1.43  $   1.10  $   2.40
 Diluted comprehensive income
  per share                    $   0.69  $   1.65  $   1.23  $   2.18

Insurance ratios:

 Loss ratio                        43.2%     35.9%     41.1%     39.5%
 Expense ratio                     29.7%     28.7%     33.1%     28.9%
 Combined ratio                    72.9%     64.6%     74.2%     68.4%

(1) excludes realized gains and losses and movement in unrealized gains and losses on investments, and foreign exchange



                   Premium by Category by Quarter (unaudited)
                                  $ in millions

                                                       Quarter ended              Quarter ended
                                                       June 30, 2006              June 30, 2005
                                                  ------------------------   -----------------------
                                                         $            %            $            %

 Property Specialty..........................            65.3         22%         138.3         50%

 Property Catastrophe........................           127.6         43%          86.0         31%

 Other Specialty.............................            41.4         14%          51.2         19%

 Property Retrocession - Blue Ocean..........            61.9         21%           -            -

 Qualifying Quota Share......................             -            0%           0.1          0%
                                                  -----------    --------      --------     -------
 Total.......................................           296.2        100%         275.6        100%
                                                  ===========    ========      ========     =======


                             Losses and Loss Ratios (unaudited)
                                       $ in millions

                                                            Quarter Ended    Quarter Ended
                           TOTAL                            June 30, 2006    June 30, 2005
--------------------------------------------------------    -------------    -------------
  Net reserves: start  ................................        1,393.3           479.4
  Change in prior AY ..................................           16.5            (8.9)
  Paid losses(1).......................................         (242.0)          (99.4)
  Incurred losses .....................................           49.0            90.4
  Net reserves: end ...................................        1,216.8           461.5

  Net earned premium ..................................          151.3           227.1

 Net loss ratio........................................           43.3%           35.9%
 Prior AY adjusts......................................           10.9%           -3.9%

 Paid to incurred......................................          369%            122%

 IBNR as a % of reserves...............................           63%             58%

--------------

(1) Paid losses are shown net of the impact of foreign exchange translation.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Montpelier may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control, that could cause actual results to differ materially from such statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including Hurricanes Katrina, Rita and Wilma; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma; the effectiveness of our loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the realizable value of our assets as determined in accordance with Bermuda law; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements actually received by us from our reinsurers; the overall level of competition, and the related demand and supply dynamics, in our markets relating to growing capital levels in the reinsurance industry, declining demand due to, among other things, increased retentions by cedants, and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. Our forward-looking statements concerning market fundamentals could be affected by changes in demand, pricing and policy term trends and competition. These and other events that could cause actual results to differ are discussed in detail in "Risk Factors" contained in this prospectus supplement and our annual report on Form 10-K for the year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, which we have filed with the Securities and Exchange Commission.


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